UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

SAGA ENERGY, INC. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation)	000-52692 (Commission File Number)	65-0921319 (IRS Employer Identification No.)

1509 East Chapman Ave, Orange, CA (Address of principal executive offices)	92866 (Zip Code)

(714) 532-1500 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a), (b) The Audit Committee of the Board of Directors of Saga Energy, Inc. (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2013. On June 12, 2013 the Audit Committee determined to dismiss Weaver Martin & Samyn LLC (“W&M”) as the Company's independent registered public accounting firm effective immediately following the Company's filing of its Quarterly Report on Form 10-Q for the quarter ending March 30, 2013 (“Second Quarter 10-Q”).

The reports of W&M on the Company's consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2011, and through June 12, 2013, there were no (a) disagreements with W&M on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to W&M’s satisfaction, would have caused W&M to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided W&M with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from W&M a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of W&M's letter dated August 05, 2013 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss W&M, the Audit Committee engaged L.L. Bradford & Company as the Company's independent registered public accounting firm for the year ended December 31, 2013, to be effective immediately following the filing of the Company's Second Quarter 10-Q.

During the years ended December 31, 2012, 2011 and previous, and the subsequent interim period through June 12, 2013, the Company did not consult with L.L. Bradford & Company regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:  16.1 Letter of Weaver and Martin LLP, dated August 05, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2013

SAGA ENERGY, INC.

/s/ Ilyas Chaudhary
BY:	Ilyas Chaudhary
ITS:	President and Chief Executive Officer (Principal Executive Officer)